Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, being a Member of the Board of Directors of Gentherm Incorporated (the "Registrant"), hereby severally constitutes and appoints Phillip Eyler, the Registrant's Chief Executive Officer, with full powers of substitution and resubstitution, his true and lawful attorney, with full powers to sign for him, in his name, in the capacity indicated herein, (a) the annual report of the Registrant for the fiscal year ending December 31, 2018 on Form 10-K and (b) any and all amendments to such Form 10-K, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes said attorney might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.  This power of attorney may be executed in separate original or facsimile counterparts.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 25th day of February, 2019.

/s/ Francois Castaing
Francois Castaing

/s/ Sophie Desormière
Sophie Desormière

/s/ Maurice Gunderson
Maurice Gunderson

/s/ Yvonne Hao
Yvonne Hao

/s/ Ronald Hundzinski
Ronald Hundzinski

/s/ Charles Kummeth
Charles Kummeth

/s/ Byron Shaw
Byron Shaw

/s/ John Stacey
John Stacey